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                                   Exhibit 5.1

                  [LETTERHEAD OF KELLY LYTTON MINTZ & VANN LLP]

                                October 19, 1999



Team Communication Group, Inc.
12300 Wilshire Blvd., Suite 400
Los Angeles, CA 90025

Ladies/Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to which this letter is attached as Exhibit
5.1 filed by Team Communications Group, Inc., a California corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 1,100,000 shares of Common Stock, no par value per share (the "Shares"), of the Company issuable pursuant to the Company's 1999 Stock Option, Deferred Stock and Restricted Stock Plan (the "Plan").

         We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                    Respectfully submitted,

                                    /s/ KELLY LYTTON MINTZ & VANN LLP

                                    KELLY LYTTON MINTZ & VANN LLP